                                                   EXECUTION COPY


                         AMENDMENT NO. 3
                               TO
                      AMENDED AND RESTATED
                        CREDIT AGREEMENT


          This Amendment No. 3 to Amended and Restated Credit Agreement (this "Amendment"), made as of the 8th day of January, 1997, between AMERICAN SEAWAY FOODS, INC. (formerly known as Heritage Wholesalers, Inc.), an Ohio corporation (herein the "Borrower"), the Banks (as hereinafter defined) and KEYBANK NATIONAL ASSOCIATION (as successor by merger to Society National
Bank), as agent for the Banks (in such capacity, the "Agent"),

                           WITNESSETH:

          WHEREAS, the Borrower has been extended certain financial accommodations pursuant to that certain Amended and Restated Credit Agreement, dated as of May 27, 1993, as amended pursuant to (i) that certain Amendment No. 1 to Amended and Restated Credit Agreement, dated as of October 6, 1994 (the "First Amendment"), and
(ii) that certain Amendment No. 2 to Amended and Restated Credit Agreement, dated as of April 28, 1995 (the "Second Amendment"), (as so amended, the "Credit Agreement"), among the Borrower, the financial institutions which are a party thereto (the "Banks") and the Agent;

          WHEREAS, the Borrower, the Banks and the Agent desire to amend the Credit Agreement as set forth herein; and

          WHEREAS, the Banks which are the signatories hereto constitute all of the Banks for the purposes of amending the Credit Agreement pursuant to Section 8.21 thereof.

          NOW THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Banks and the Agent do hereby agree as follows:

                   SECTION 1.  DEFINED TERMS.

          Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit
Agreement.

         SECTION 2.  AMENDMENTS TO THE CREDIT AGREEMENT.

          The Borrower, the Banks and the Agent hereby agree that the Credit Agreement shall be amended, effective as of the date hereof and subject to the terms and conditions hereof, as follows:

          2.1 Amendment to Introductory Paragraph. The introductory paragraph shall be amended by deleting the phrase in parentheses "(formerly known as Heritage Wholesalers, Inc.)" and replacing it with "(formerly known as Heritage Wholesalers, Inc.
and successor by merger to Seaway Food Service, Inc.)".

          2.2 Amendment to Section 1.01. The following definitions found in Section 1.01 shall each be amended in its entirety to read as follows:

          "Borrowing" means a Revolving Credit Borrowing.

          "Business Day" means: (i) a day of the year on which banks are not required or authorized to close in Cleveland, Ohio and (ii) if the applicable Business Day relates to LIBOR Rate Loans, a day of the year which is a Business Day described in clause (i) above and which is also a day on which dealings in Dollar deposits are carried on in the London interbank market and banks are open for business in London.

          "Consolidated Financial Covenants" means those financial covenants of Riser and its Subsidiaries as determined on a consolidated basis and set forth in Sections 7(k), 7(l) and 7(m) of the Riser Guaranty.

          "Eurocurrency Reserve Percentage" means, for any Interest Period in respect of any LIBOR Rate Loan, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which the Agent or any Bank may be subject in respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the interest rate on LIBOR Rate Loans is determined or any category of extension of credit or other assets that include the LIBOR Rate Loans. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board and the LIBOR Rate Loans shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Bank under said Regulation D.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest one hundredth of one percent (1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that: (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such a rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average of quotations for such day on such transactions received by KeyBank from three Federal funds brokers of recognized standing selected by KeyBank as determined by KeyBank and reported to the Agent.

          "Interest Period" means, for each of the LIBOR Rate Loans comprising a Borrowing, the period commencing on the date of such Loans or the date of the Rate Conversion or Rate Continuation of any Loans into such Loans and ending on the numerically corresponding day of the period selected by the Borrower pursuant to the provisions hereof and each subsequent period commencing on the last day of the immediately preceding Interest Period in respect of such Loans and ending on the last day of the period selected by the Borrower pursuant to the provisions hereof. The duration of each such Interest Period shall be one, two, three or six months, in each case as the Borrower may select, upon delivery to the Agent of a Notice of Borrowing therefor in accordance with Section 2.02(a) hereof; provided, however, that:

               (a)  Interest Periods for LIBOR Rate Loans
                    comprising part of the same Borrowing shall be of the same duration;

               (b) with respect to LIBOR Rate Loans comprising any Borrowings, no Interest Period may end on a date later than the Termination Date;

               (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and

               (d)  if the Interest Period commences on a Business

                    Day for which there is no numerical equivalent in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of that calendar month.

          "KeyBank" means KeyBank National Association, its successors and assigns, in its capacity as a Bank.

          "Loans" means, collectively, all loans and advances provided for in Article II hereof, including, without limitation, the Revolving Credit Advances consisting of LIBOR Rate Loans, Prime Rate Loans and the Swingline Loans.

          "LIBOR Rate" means, for any Interest Period with respect to a LIBOR Rate Borrowing, the quotient (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%) of: (x) the per annum rate of interest, determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Rate Loan, appearing on Page 3750 of the Telerate Service (or any successor or substitute page of such Service, or any successor to or substitute for such Service providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) as the rate in the London interbank market for Dollar deposits in immediately available funds with a maturity comparable to such Interest Period divided by (y) a number equal to 1.00 minus the Eurocurrency Reserve Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause (x) hereof) shall be the rate, determined by the Agent as of approximately 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Rate Loan, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%) of the per annum rates at which Dollar deposits in immediately available funds in an amount comparable to KeyBank's Pro Rata Share of such LIBOR Borrowing and with a maturity comparable to such Interest Period are offered to prime banks by leading banks in the London interbank market. The London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

          "Note" means any Revolving Credit Note or the Swingline
     Note.

          "Permitted Liens" means (i) Existing Liens; (ii) Liens for taxes not yet payable or Liens for taxes, assessments or governmental charges or levies to the extent not required to be paid by the Borrower or any of its Subsidiaries under
     Section 5.01(g) hereof; (iii) Liens in favor of the Banks;
     (iv) Liens upon Equipment granted in connection with the acquisition of such Equipment by the Borrower after the date hereof (including, without limitation, pursuant to capital leases); (v) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting Borrower's or any Subsidiary's real property;
     provided, however, such Liens described in (v) hereof shall be permitted only so long as they do not in the aggregate materially detract from the value of said properties or materially interfere with their use in the ordinary conduct of the Borrower's or any Subsidiary's business; (vi) pledges or deposits under worker's compensation, unemployment insurance, social security and other similar laws; (vii) liens relating to statutory obligations with respect to surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (viii) unperfected liens imposed by law against Borrower's or any Subsidiary's real property and equipment only, such as materialmen's, mechanic's, carrier's and repairmen's liens and other similar liens, arising in the ordinary course of business securing obligations which are not overdue for a period of more than thirty (30) days and (ix) Liens securing Indebtedness the aggregate outstanding amount of which at any time does not exceed an amount equal to fifteen percent (15%) of the net worth of the Borrower as shown in the then most recent consolidating financial statement delivered pursuant to
     Section 8 of the Riser Guaranty, as determined from time to time in accordance with generally accepted accounting principles; provided, however, no Lien in favor of the PBGC shall in any event be a "Permitted Lien"; provided, further, none of the liens, security interests or other encumbrances listed in clauses (i) through (ix) above shall, in any event, constitute a "Permitted Lien" on and after the commencement in respect thereof of any enforcement, collection, execution, levy or foreclosure proceeding, unless (a) any such enforcement, collection, execution, levy or foreclosure proceeding is with respect to Equipment having a fair market value of less than One Hundred Thousand Dollars ($100,000.00),
     (b) the dollar value of such claim giving rise to any such enforcement, collection, execution, levy or foreclosure proceeding is less than Fifty Thousand Dollars ($50,000.00) and (c) the aggregate amount of all such claims shall in no event exceed Two Hundred Fifty Thousand Dollars ($250,000.00).

          "Termination Date" means the date upon which the Revolving Credit Commitment of each of the Banks terminates which shall be October 31, 2001 or such earlier date pursuant to Article VI.

          "Trustee" means Mellon Trust in its capacity as Trustee under the Indenture.

          2.3 Amendment to Section 1.01. Section 1.01 shall be amended to add the following definitions:

          "Adjustment Date" has the meaning set forth in the definition of Applicable Margin.

          "Advantage" means any payment (whether made voluntarily or involuntarily, by offset of any deposit or other Indebtedness or otherwise) received by a Bank in respect of the Obligations if the payment results in any other Bank's having more than its Pro Rata Share of the Obligations in question.

          "Applicable Margin" means, at any time with respect to any Prime Rate Loan, LIBOR Rate Loan, any Letter of Credit commission and the Facility Fee, as the case may be, the percentages applicable to such Loans, commission or fee corresponding to the Consolidated Leverage Ratio set forth below (and determined as a function of the Consolidated Leverage Ratio for the Fiscal Quarter immediately preceding such time):

       Consolida   LIBOR    Prime                      Letter of
          ted      Rate     Rate        Facility         Credit
       Leverage    Loans    Loan          Fee         Commission
         Ratio

        > 40%       .75%    0.0%         .25%            .75%
        > 30%      .625%    0.0%         .25%           .625%
        > 20%       .45%    0.0%         .20%            .45%
        < 20%       .30%    0.0%         .15%            .30%

     provided, however, that, the effectiveness of any change in the Applicable Margin shall be subject to the following:

               (i)  So long as no Default shall exist, the
                    Applicable Margin shall be adjusted as herein specified as of the first Business Day (each an "Adjustment Date") commencing after the date the Agent shall have received financial statements and certificates required by Sections 8(ii) or 8(iii) of the Riser Guaranty for the period ending as of the last day of the Fiscal Quarter or Fiscal Year immediately preceding such Adjustment Date;

               (ii) Any such adjustment of the Applicable Margin
                    shall cease to be effective commencing on the earlier of (x) the next Adjustment Date, (y) the Business Day following the day on which the financial statements are required to be delivered under Section 8(ii) or 8(iii) of the Riser Guaranty, as the case may be, and the Guarantor shall have failed to deliver such financial statements or (z) the date upon which a Event of Default shall occur;

               (iii) (x) if the Guarantor shall have failed to deliver the required financial statements, the Applicable Margin shall be .75% and (y) if an Event of Default shall occur, the interest rate shall be the interest rate in effect pursuant to
                         Section 2.06(c).

          "Consolidated Leverage Ratio" has the meaning set forth in the Riser Guaranty.

          "Effective Date" means January 8, 1997.

          "LIBOR Rate Loan" means a Loan which bears interest at the LIBOR Rate plus the Applicable Margin.

          "Swingline Loans" means Loans made by KeyBank to the Borrower pursuant to Section 2.01(b) hereof.

          "Swingline Note" means the Note in the form of Exhibit A-1 hereto evidencing the Swingline Loans.

          "Swingline Maturity Date" means, with respect to any Swingline Loan, the earliest of thirty (30) days after the making of such Loan or the Termination Date.

          2.4 Amendment to Section 1.01. Section 1.01 shall be amended to delete the following definitions in their entirety:
"Borrowing Base Deficiency," "Building Acquisition Indebtedness,"
"Building Acquisition Liens," "Building No. 5 and the Cash-n-Carry Building," "Cash Collateral Account," "Consolidated Net Operating
Cash Flow," "Cumulative Consolidated Net Operating Cash Flow,"
"Customer Note," "Eligible Collateral," "Eligible Inventory,"
"Eligible Receivables," "Fifth Third Indebtedness," "Fifth Third
Liens," "Financed Customer Assets," "Guaranty Collateral Account,"
"LIBOR Rate Margin," "Lockbox Account," "Lockbox Bank," "Lockbox
Account Letter," "PACA," "Principal Payment Date," "Prime Rate
Margin," "PSA," "Reference Bank," "Reserve Amount," "Revolving
Credit Availability," "Revolving Credit Net Excess Availability,"
"Seaway," "Seaway Agreement," "Special Note Availability,"
"Special Seaway Availability," "Term Borrowing," "Term Loan," "Term

Loan Commitment," "Term Note" and "Wholesale Grocery Receivables."

     To the extent no otherwise deleted in the Amendment, all references to such definitions in the Credit Agreement or any of the Loan Documents shall be deleted.

          2.5 Amendment to Credit Agreement. Each reference to "Society" in the Credit Agreement shall be amended to read "KeyBank" as defined in Section 1.01. Each reference to "Total Commitment" in the Credit Agreement shall be amended to read "Revolving Credit Commitment" as defined in Section 1.01.

          2.6 Amendment to Add Exhibits. The Credit Agreement is hereby amended to add Attachment 1 to this Amendment as new Exhibit A-1 to the Credit Agreement (Swingline Note).

          2.7 Amendment to Section 2.01. Section 2.01 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          SECTION 2.01. The Loans and the Letters of Credit. (a) Revolving Credit Advances. Upon the terms and conditions set forth in this Agreement, each Bank severally agrees to make, from time to time to and including the Termination Date, advances on a revolving credit basis (the "Revolving Credit Advances") to the Borrower, in an aggregate amount not to exceed at any time outstanding the amount of such Bank's Revolving Credit Commitment (as the same may be reduced from time to time pursuant to Section 2.01(f) hereof), minus such Bank's Pro Rata Share of the Letter of Credit Face Amount and such Bank's Pro Rata Share of the Swingline Loans.

          (b) Swingline Loans. Upon the terms and conditions set forth in this Agreement, KeyBank shall, upon the request of the Agent, and is irrevocably authorized by the Banks and the Borrower to, make Swingline Loans to the Borrower in an aggregate principal amount not to exceed Five Million Dollars ($5,000,000) outstanding at any time upon a Notice of Borrowing (as defined in Section 2.02(a) below) received by the Agent before 11:00 a.m. (Cleveland, Ohio time) on a Business Day; provided, however, that: (i) in no event may the outstanding aggregate amount of all Swingline Loans plus the outstanding aggregate amount of all Revolving Credit Advances plus the aggregate of the Letter of Credit Face Amount of all outstanding Letters of Credit exceed the aggregate Revolving
     Credit Commitments of the Banks as in effect from time to time and (ii) in no event may any Swingline Loan be made by KeyBank if an Event of Default shall have occurred which has not been waived by the Banks or shall thereupon occur. Each Swingline
     Loan shall be in an aggregate amount of not less than Five
     Hundred Thousand Dollars ($500,000) or multiples thereof.
     Swingline Loans shall bear interest at the rate quoted by KeyBank to the Borrower and payable on the Swingline Maturity

     Date in respect of such Swingline Loan. The Agent will make the Swingline Loan available to the Borrower and the Borrower will make the repayment of Swingline Loans, together with interest thereon, available to the Agent on or before the Swingline Maturity Date in accordance with the terms hereof.

               (i) Funding by Banks. The Borrower shall reimburse KeyBank no later than the close of Business on the Swingline Maturity Date of any Swingline Loan, in an amount, in same-day funds, equal to the amount of such Swingline Loan. Any amount not reimbursed by the Borrower in respect of Swingline Loan shall automatically be deemed to be a Revolving Credit Borrowing comprised of Prime Rate Loans as of the date the Agent shall give the Banks notice thereof. Each Bank shall be deemed to have made a Loan in the amount of its Pro Rata Share of any such Borrowing (it being understood that each Bank's obligation to make such payment is absolute and unconditional and shall not be affected by any event or circumstance whatsoever, including the occurrence of any Default or Event of Default hereunder or the failure of any condition precedent set forth in Section 3 of this Agreement to be satisfied and each such payment shall be made without any offset, abatement, withholding or reduction whatsoever). Each Bank shall fund its Pro Rata Share of such deemed Loan in accordance with the settlement procedures set forth in Section 2.02. The proceeds of such deemed Loans shall be applied directly by the Agent to reimburse KeyBank for the amount of such unreimbursed Swingline Loan.

          (c) Borrowings. Each borrowing of Revolving Credit Advances under this Article II (a "Revolving Credit Borrowing") shall consist of a group of Revolving Credit Advances consisting entirely of Prime Rate Loans or LIBOR Rate Loans, made by the Banks ratably in accordance with their Pro Rata Share, on the same date, and, in the case of LIBOR Rate Loans, as to which a single Interest Period is in effect. Any group of Revolving Credit Advances made by the Banks having different interests rates or having a different Interest Period (regardless of whether such Interest Period commences on the same date as another Interest Period), or made on a different date shall be considered to comprise a different Revolving Credit Borrowing.

          (d)  Mandatory Repayments of Revolving Credit Advances.
     If at any time or from time to time the outstanding aggregate amount of Revolving Credit Advances plus the aggregate of Letter of Credit Face Amount of all outstanding Letters of Credit plus the aggregate outstanding amount of all Swingline Loans shall exceed the aggregate Revolving Credit Commitments, the Borrower shall immediately pay to the Agent for the account of the Banks the amount necessary to eliminate such excess, as applicable, all without demand, notice, presentment or other condition, each of which is hereby waived by the Borrower.

          (e)  [Intentionally Omitted].

          (f) Voluntary Reduction in Revolving Credit Commitment. Subject to the requirements of Section 2.01(a) hereof, the Borrower may, at any time and from time to time, upon five (5) Business Days' prior written notice to the Agent, permanently reduce in part or terminate in whole the aggregate amount of the Revolving Credit Commitments then in effect; provided, however, that in no event shall the aggregate Revolving Credit Commitments be reduced to an amount which is less than the aggregate amount of the Letter of Credit Face Amount of then outstanding Letters of Credit plus the aggregate outstanding amount of Swingline Loans. Any such reduction or termination of the aggregate Revolving Credit Commitments shall be accompanied by the payment of an amount equal to the sum of
     (i) all accrued, but unpaid, interest on the principal amount of such reduction of the aggregate Revolving Credit Commitments to the date of such reduction or termination plus
     (ii) the excess, if any, of the sum of the aggregate Revolving Credit Advances then outstanding plus the Letter of Credit Face Amount of all outstanding Letters of Credit plus the aggregate Swingline Loans then outstanding over the aggregate Revolving Credit Commitment of the Banks as so reduced. Any permanent reduction under this Section 2.01(f) shall be in the minimum amount of Five Million Dollars ($5,000,000) or multiples of One Million Dollars ($1,000,000) in excess thereof.

          (g) Letters of Credit. KeyBank shall, upon the terms and conditions of this Agreement, and upon such other terms and conditions as may, from time to time, be acceptable to KeyBank as being consistent with the terms and conditions customary for letters of credit issued by KeyBank and appropriate for the Borrower, issue Letters of Credit for the account of the Borrower from time to time on any Business Day during the period from the date of this Agreement to the Termination Date and expiring, in any event, no later than the Termination Date; provided, however, that the aggregate undrawn face amount of letters of credit issued by KeyBank shall not at any time exceed the lesser of: (i) Twenty Million Dollars ($20,000,000) minus the aggregate Letter of Credit Face Amount then outstanding or (ii) the aggregate Revolving Credit Commitments minus the sum of the aggregate outstanding Revolving Credit Advances minus the aggregate outstanding Letter of Credit Face Amount minus the aggregate outstanding Swingline Loans. In the event KeyBank determines that it shall issue a Letter of Credit (other than the Special Note Letter of Credit), each such Letter of Credit shall be for an amount and a term not in excess of one year (but, at the request of the Borrower and in the sole discretion of KeyBank which such discretion shall not be unreasonably exercised, renewable yearly until the Termination Date), and shall be subject to such other terms and conditions, as may be acceptable to KeyBank in its sole discretion which such discretion shall not be unreasonably exercised. All letters of credit issued by KeyBank shall be in the form of KeyBank's standard letter of credit and reimbursement agreement form. The Special Note Letter of Credit shall be issued upon the terms and conditions set forth in Section 2.02(f) hereof. Immediately upon the issuance of each Letter of Credit, KeyBank shall sell and transfer to each Bank, and each Bank shall buy and receive, in each case without any further action on the part of any party, an undivided interest and participation to the extent of such Bank's Pro Rata Share in and to each Letter of Credit and the obligations of the Borrower in respect of each Letter of Credit under this Agreement.

          (h) Extension of Termination Date. So long as each of the Banks shall have received the most recent audited financial statements required to be delivered to the Banks pursuant to the Riser Guaranty, on October 31 of each year, the Borrower may request, in a writing delivered to the Agent, that the Termination Date be extended one year to the October 31 next following the Termination Date then in effect. The Banks agree to consider each such request; provided, however, that (i) such consideration shall be in each Bank's sole and absolute discretion and (ii) in no event shall any Bank be committed to extend its Revolving Credit Commitment, nor shall any Bank's Revolving Credit Commitment be extended, unless and until every Bank shall have executed and delivered to the Agent its written consent to the extension and the Agent shall have confirmed to that Bank the consent of the other Banks. The Bank's shall respond to a request hereunder within a reasonable time period except that any failure of the Banks or any one of them to respond shall not be deemed to be a consent to such request for extension.

          2.8 Amendment to Section 2.02(a). Section 2.02(a) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          (a)  Borrowings.

            (i) Minimum Borrowing Amounts. Each Borrowing comprised of LIBOR Rate Loans shall be in an aggregate amount not less than Five Million Dollars ($5,000,000) or multiples of One Million Dollars ($1,000,000) in excess thereof. The Borrower shall be entitled to have more than one Borrowing outstanding at one time; provided, however, that, unless the Agent and the Banks shall otherwise agree in writing, the Borrower shall not be entitled to request any Revolving Credit Borrowing which would result in any Bank's having an aggregate of more than ten (10) LIBOR Rate Loans outstanding at any one time.

           (ii) Notice of Borrowing. Revolving Credit Advances comprising a Borrowing shall be made upon notice
          (a "Notice of Borrowing") given by the Borrower to the Agent (i) not later than 12:00 noon (Cleveland, Ohio time) on the Business Day which is the requested date of a proposed Borrowing comprised of Prime Rate Loans and
          (ii) not later than 12:00 noon (Cleveland, Ohio time) three (3) Business Days prior to the requested date of a proposed Borrowing comprised of LIBOR Rate Loans. Each Notice of Borrowing for a Borrowing comprised of LIBOR Rate Loans shall be substantially in the form of Exhibit B hereto and shall specify therein (A) the requested date of the Borrowing, (B) that such Borrowing is to be comprised of LIBOR Rate Loans, (C) with respect to a Revolving Credit Borrowing, the name of the bank and the account number to which such funds are to be disbursed,
          (D) aggregate amount of such Revolving Credit Advances comprising such Borrowing and (E) the initial Interest Period for such LIBOR Rate Loans comprising such
          Borrowing.   Each Notice of Borrowing shall be
          irrevocable and binding on the Borrower and subject to the indemnification provisions of this Article II.

               (iii) Funding of Revolving Credit Advances. The Agent shall notify each Bank of such Notice of Borrowing no later than 1:00 p.m. (Cleveland, Ohio time) on the date received by telecopy, telephone or similar form of transmission. Each Bank shall, before 4:00 p.m. (Cleveland, Ohio time) on the date of each Revolving Credit Borrowing requested, make available to the Agent, in immediately available funds at the account of the Agent as shall have been notified by the Agent to the Banks prior to such date, such Bank's Pro Rata Share of the Revolving Credit Advances comprising such Revolving Credit Borrowing. On the date requested by the Borrower for a Revolving Credit Borrowing, after the Agent's receipt of the funds representing a Bank's Pro Rata Share of such Revolving Credit Borrowing and subject to the terms of this Agreement and the Borrower's fulfillment of the conditions set forth in Section 3 of this Agreement, the Agent will make such Revolving Credit Advance of such Bank available to the Borrower in immediately available funds, by wire transfer or intrabank transfer to such account of the Borrower as the Agent and the Borrower shall have agreed upon from time to time.

          2.9 Amendment to Section 2.02(b). Section 2.02(b) shall be deleted in its entirety and the following substituted in lieu thereof:

          (b) Availability of Funds. Unless the Agent shall have received notice from a Bank prior to the date (or, in the case of Prime Rate Loans, prior to the time) of any Revolving Credit Borrowing that such Bank will not make available to the Agent such Bank's Pro Rata Share of the Revolving Credit Borrowing, the Agent may assume that such Bank has made its Pro Rata Share of the Revolving Credit Borrowing available to the Agent on the date of the Revolving Credit Borrowing in accordance with Section 2.02(a)(iii) of this Agreement. In reliance upon such assumption, the Agent may, but shall not be obligated to, make available to the Borrower on such date, a corresponding portion of the Revolving Credit Borrowing. Any disbursement by the Agent in reliance on such assumption shall be deemed to be an advance of Revolving Credit Advances by such Bank.

          2.10 Amendment to Section 2.02(c). Section 2.02(c) shall be deleted in its entirety and the following substituted in lieu thereof:

          (c) Failure of Bank to Fund. If and to the extent that any Bank shall not have made available to the Agent such Bank's Pro Rata Share of any Revolving Credit Borrowing, such Bank and the Borrower severally agree to repay to the Agent, immediately upon demand by the Agent, an amount equal to such Bank's Pro Rata Share of such Revolving Credit Borrowing together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at: (A) in the case of the Bank, Federal Funds Rate for the first three (3) days from and after the date of the Revolving Credit Borrowing and thereafter at the Interest Rate then applicable to Prime Rate Loans and (B) in the case of the Borrower, the interest rate applicable at the time to Prime Rate Loans.

               (i) Payment Constituting Pro Rata Share. If such Bank pays to the Agent the Bank's Pro Rata Share of such Revolving Credit Borrowing prior to repayment of such amount by the Borrower, the amount so repaid shall constitute such Bank's Pro Rata Share of such Revolving Credit Borrowing, as the case may be, and the Borrower shall have no further obligation to make the payment required by this Section.

               (ii) Continuing Borrower Obligation. Failure of any Bank to fund its Pro Rata Share of any Borrowing shall not relieve or excuse the performance by the Borrower of any of its duties or obligations hereunder.

               (iii) Continuing Bank Obligation to Fund. It is understood that: (i) a Bank shall not be responsible for any failure by any other Bank to perform its obligation to make any Loans hereunder, (ii) the Revolving Credit Commitment of a Bank shall not be increased or decreased as a result of any failure by any other Bank to perform its obligation to make any Loans hereunder, (iii) failure by any Bank to perform its obligation to make any Loans hereunder shall not excuse any other Bank from its obligation to make any Loans hereunder, and (iv) the obligations of each Bank hereunder shall be several, not joint and several.

          2.11 Amendment to Section 2.02(g). Section 2.02(g) shall be amended by deleting clause (H) thereof and substituting
"[Intentionally Omitted]" in lieu thereof.

          2.12 Amendment to Section 2.03(a). Section 2.03(a) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          (a) Facility Fee. The Borrower agrees to pay to the Agent, for the account of the Banks, a fee equal to the Applicable Margin on the daily average of the amount, calculated daily, equal to (i) the aggregate Revolving Credit Commitment as from time to time in effect minus (ii) the sum of the daily balance of the Revolving Credit Advances plus the aggregate of the Letter of Credit Face Amount of all outstanding Letters of Credit; provided, however, that, the Applicable Margin to be in effect from the Effective Date until the next Adjustment Date shall be .25%. Such fee shall accrue from and including the Effective Date to the Termination Date and shall be payable, in arrears, on the first day of each calendar month and at maturity, whether on the Termination Date or earlier.

          2.13 Amendment to Section 2.03(b). Section 2.03(b) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          (b) Letter of Credit Commission. The Borrower hereby agrees to pay to the Agent, for the Account of the Banks, with respect to Letters of Credit (including the Special Note Letter of Credit) a letter of credit commission equal to the Applicable Margin in effect on the date of issuance, renewal or extension of any letter of credit on the maximum amount available to be drawn on each day under such Letter of Credit, payable annually in advance on the date of issuance of such Letter of Credit and on the effective date of any renewal or extension of such Letter of Credit; provided, however, that, the Applicable Margin to be in effect from the Effective Date until the next Adjustment Date shall be .625%.

          2.14 Amendment to Section 2.03(c). Section 2.03(c) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          (c) Agent's Fee. The Borrower agrees to pay to the Agent for the sole account of the Agent an annual fee as set forth in the letter dated as of January 8, 1997 from the Agent to the Borrower.

          2.15 Amendment to Section 2.03(e). Section 2.03(e) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          (e) Letter of Credit Expenses. With respect to Letters of Credit, the Borrower hereby agrees to pay to KeyBank, in addition to expenses otherwise payable pursuant to Sections 2.03(b), upon the issuance, increase, extension or amendment of a Letter of Credit issued by KeyBank all customary and reasonable fees published by KeyBank and payable in connection with the issuance, increase, extension or amendment of a letter of credit.

          2.16 Amendment to Sections 2.04(a), (d) and (e). Each of Sections 2.04(a), 2.04(d) and 2.04(e) shall be deleted in its entirety and "[Intentionally Omitted]" shall be substituted in lieu thereof.

          2.17 Amendment to Section 2.05. Section 2.05 shall be deleted in its entirety and "[Intentionally Omitted]" shall be substituted in lieu thereof.

          2.18 Amendment to Section 2.06(a). Section 2.06(a) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          SECTION 2.06 Interest. (a) Pre-Default Interest Rate. The Borrower shall pay interest on the unpaid principal amount of the Loans outstanding at the close of each day until such principal amount shall be paid in full at the following times and rates per annum (each of such rates being an "Interest Rate"):

            (i) Prime Rate Loans. During such periods as a Loan is a Prime Rate Loan, a rate per annum equal at all times to the sum of the Prime Rate plus the Applicable Margin in effect from time to time from and after the Effective Date to the Termination Date. Each change in the Prime Rate shall be reflected in the foregoing interest rates as of the effective date of such change. Except as otherwise specifically provided herein, all interest due hereunder will be payable in arrears, on the first day of each calendar quarter herein.

           (ii) LIBOR Rate Loans. During such periods as a Loan is a LIBOR Rate Loan, a rate per annum equal at all times during each Interest Period for such Loan to the sum of the LIBOR Rate for such Interest Period for such Loan plus the Applicable Margin in effect at the time of the making of such Loan, payable (x) on the last day of such Interest Period and (y) if such Interest Period has a duration of more than three (3) months, three (3) months after the first day of such Interest Period and (z) on the date such LIBOR Rate Loan shall be converted to a Prime Rate Loan or paid in full (whether at maturity, by reason of acceleration or otherwise).

          (iii) Swingline Loans. During such periods as a Loan is a Swingline Loan, at a rate per annum to be quoted by the Agent to the Borrower.

          2.19 Amendment to Section 2.06(b). Section 2.06(b) shall be deleted in its entirety and "[Intentionally Omitted]" shall be substituted in lieu thereof.

          2.20 Amendment to Section 2.06(c). Section 2.06(c) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          (c) Default Rate. Following the occurrence of an Event of Default which has not been waived in writing by the Banks (unanimity being required for such waiver in order to make this Section 2.06(c) inapplicable after the occurrence of an Event of Default), the outstanding principal of the Loans and the unpaid interest and fees thereon shall, upon the request of the Majority Banks, bear interest, payable on demand, for Prime Rate Loans and LIBOR Rate Loans, at a rate per annum which shall be equal at all times to two percent (2.0%) in excess of the Prime Rate.

          2.21 Amendment to Section 2.06(d). Section 2.06(d) shall be deleted in its entirety and "[Intentionally Omitted]" shall be substituted in lieu thereof.

          2.22 Amendment to Section 2.07(b). Section 2.07(b) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          (b) Authorization to Charge. The Borrower hereby authorizes each Bank, if and to the extent payment is not made when due under any Loan Document, upon written notice to the Borrower, to charge from time to time against any account of the Borrower with such Bank any amount so due.

          2.23 Amendment to Sections 5.01(p) and (q).  Each of
Sections 5.01(p) and 5.01(q) shall be deleted in its entirety and "[Intentionally Omitted]" shall be substituted in lieu thereof.

          2.24 Amendment to Sections 5.02(b). Section 5.02 (b) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          (b) Indebtedness. The Borrower shall not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Indebtedness, liability or other obligation except (i) Indebtedness secured by Liens or security interests permitted by Section 5.02(a), (ii) the Subordinated Debentures, (iii) the Indebtedness set forth on Schedule 5.02(b), (iv) ordinary course trade payables, (vii) Indebtedness evidenced by bankers' acceptances used by the Borrower to pay its ordinary course trade payables and (v) unsecured Indebtedness, the aggregate outstanding principal amount of which, when taken together with the outstanding unsecured Indebtedness of Riser and Rini-Rego, shall at no time exceed Twenty Million Dollars ($20,000,000), so long as, after giving effect to the incurrence of such Indebtedness, no Default or Event of Default would thereupon otherwise exist.

          2.25 Amendment to Section 5.02(c). Section 5.02(c) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          (c) Sales, Etc. of Assets. The Borrower shall not sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer, or otherwise dispose of, any of its assets, except (i) sales of inventory in the ordinary course of business and (ii) so long as no Default has occurred hereunder, with respect to assets other than Inventory sold in the ordinary course of business, sales of assets, the aggregate sales price of which assets, when taken together with all other assets sold after the Effective Date does not at any time exceed an amount equal to ten percent (10%) of the net worth of the Borrower as shown in the then most recent consolidating financial statement delivered pursuant to Section 8 of the Riser Guaranty, as determined from time to time in accordance with generally accepted accounting principles.

          2.26 Amendment to Section 5.02(d). Section 5.02(d) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          (d)  Mergers and Acquisitions.  The Borrower shall not
     (i) merge with or into or consolidate with or into, or (ii) convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or (iii) acquire all or substantially all of the assets of, any Person or permit any Subsidiary to do so; provided, however, that, the Borrower may acquire all or substantially all of the asset of another Person so long as
     (A) no Default or Event of Default shall exist or shall thereupon occur and (B) the aggregate purchase price of such assets, when taken together with (I) the purchase price of all such purchases (exclusive of capital expenditures not incurred in connection with acquisitions of all or substantially all assets of any person) by the Borrower occurring after the Effective Date and (II) the purchase price of acquisitions of all or substantially all assets of a Person by Riser or Rini-Rego occurring after the Effective Date, shall not exceed Twenty Million Dollars ($20,000,000).

          2.27 Amendment to Section 5.02(g). Section 5.02(g) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          (g) Fiscal Year. The Borrower shall not make any change in its Fiscal Year; provided, however, that the Borrower may change its Fiscal Year if (i) the Borrower shall have given the Agent written notice sixty (60) days prior to the effective date of such change and (ii) no Bank shall have deemed, in the exercise of its reasonable discretion, such change to be adverse to the interests of such Bank. In the event of a change in Fiscal Year, the Borrower agrees to cooperate in completing such amendments or other documentation reasonably required by the Agent to be completed to reflect such change.

          2.28 Amendment to Section 5.02(j). Section 5.02(j) shall be deleted in its entirety and "[Intentionally Omitted]" shall be substituted in lieu thereof.

          2.29 Amendment to Section 5.02(l). Section 5.02(l) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          (l) Sale and Leaseback. The Borrower shall not enter into, or permit any of its Subsidiaries to enter into, any transaction in which the Borrower or any of its Subsidiaries sells property owned by the Borrower or any of its Subsidiaries and subsequently leases such property from the purchaser thereof unless, (i) the selling entity has received consideration in an amount at least equal to the fair market value of the assets leased, (ii) the dollar amount of all assets sold in any Fiscal Year in such transactions (when taken together with the dollar amount of all such assets sold in any such Fiscal Year by Riser or Rini-Rego) shall not in the aggregate exceed Ten Million Dollars ($10,000,000) and
     (iii) no Default or Event of Default shall exist before or after giving effect to any such transaction.

          2.30 Amendment to Sections 5.02(m) and (n).  Each of
Section 5.02(m) and Section 5.02(n) shall be deleted in its entirety and "[Intentionally Omitted]" shall be substituted in lieu thereof.

          2.31 Amendment to Section 5.02(o). Section 5.02(o) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          (o) Investments. The Borrower shall not (i) create, acquire or hold any Subsidiary, (ii) make or hold, or permit any of its Subsidiaries to make or hold, any investment in any stocks, bonds or securities of any kind, (iii) be or become, or permit any of its Subsidiaries to be or become, a party to any joint venture or other partnership, (iv) make or keep out-standing, or permit any of its Subsidiaries to make or keep outstanding (as lender), any advance or loan or (v) be or become, or permit any of its Subsidiaries to be or become a guarantor or have Guaranteed Indebtedness of any kind; pro-vided, that this subsection shall not apply to (a) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business or (b) any guaranty of any obligations incurred by Rini-Rego to the Banks pursuant to the Rini-Rego Agreement, or (c) any investments, joint venture or partnership in existence as of the Amendment Effective Date and to the extent and as identified on Sched-ule 4.01(h) hereof, in the securities of any Subsidiary, or
     (d) advances to its employees for travel and other expenses to be incurred in the ordinary course of business or (e) any investment otherwise prohibited by this Section 5.02(o) so long as (i) such investment, when taken together with all other investments made after the Effective Date by the Borrower and all investments made after the Effective Date by Riser and Rini-Rego, shall not exceed in the aggregate Twenty Million Dollars ($20,000,000) and (ii) no Default or Event of Default exists before or after giving effect to such investment.

          2.32 Amendment to Section 5.02(p). Section 5.02(p) shall be deleted in its entirety and "[Intentionally Omitted]" shall be substituted in lieu thereof.

          2.33 Amendment to Section 5.03. Each of subsection 5.03(i), (xii), (xiii), (xiv), (xv), (xvi), (xvii) and (xviii) shall be deleted in its entirety and "[Intentionally Omitted]" shall be substituted in lieu thereof and Section 5.03(xi) shall be deleted in its entirety and the following substituted in lieu thereof:
               (xi) upon request by any Bank or the Agent, an updated schedule of the Borrower's and each of its Subsidiaries insurance coverages containing the types of information set forth on Schedule X hereto;

          2.34 Amendment to Sections 6.01(n), (p) and (q).  Each of
Section 6.01(n), 6.01(p) and 6.01(q) shall be deleted in its entirety and "[Intentionally Omitted]" shall be substituted in lieu thereof.

          2.35 Amendment to Article VI. Article VI shall be amended by adding the following as new Section 6.04 thereof:

          SECTION 6.04 Equalization. Each Bank agrees with the other Banks that if at any time it shall obtain any Advantage (exclusive of repayments by the Borrower of the Swingline Loans) over the other Banks or any thereof in respect of the Loans it will purchase from such other Bank or Banks, for cash and at par, such additional participation in the Loans owing to the other or others as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (with interest and other charges if and to the extent actually incurred by the Bank receiving the Advantage) ratably to the extent of the recovery. During the existence of any Default, any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) of any Indebtedness owing by the Borrower to any Bank shall be applied to the Obligations owing to that Bank until the same shall have been paid in full before any thereof shall be applied to other Indebtedness owing to that Bank. This Section 6.04 shall not affect or otherwise increase the obligations of the Borrower under this Agreement.

          2.36 Amendment to Section 8.05. Section 8.05 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          SECTION 8.05.  Costs and Expenses.  The Borrower shall
     pay to the Agent, on demand, all costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Loan Documents, including, without limitation: (a) reasonable attorneys' and paralegal's costs, expenses and disbursements of counsel to the Agent; (b) costs and expenses (including reasonable attorneys and paralegals costs, expenses and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, costs, expenses and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Liens; (e) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (f) reasonable costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Letter of Credit
     Collateral Account; (g) costs and expenses of preserving and protecting the Collateral; and (h) costs and expenses
     (including, without limitation, attorneys' fees) paid or incurred to obtain payment of the Obligations, enforce the security interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses may be charged, in the Agent's sole discretion, to the Borrower's loan account as Revolving Credit Advances.

          2.37 Amendment to Section 8.06. Section 8.06 shall be amended by deleting the address of the Agent and inserting the following in lieu thereof:

               KeyBank National Association
               127 Public Square
               Cleveland, Ohio 44114
               Attention: Large Corporate Department
                          Mr. Richard Pohle

          2.38 Amendment to Section 8.10(a). Section 8.10(a) shall be amended by deleting the first three sentences thereof and substituting the following sentence in lieu of the third sentence thereof:

          No Bank shall assign or otherwise transfer its interest or any portion thereof in its Revolving Credit Commitment, its Loans, its participations in Letters of Credit issued hereunder or any of its rights hereunder without the prior written consent of the Agent and the Borrower, which consent shall not be unreasonably withheld, (other than any assignment or transfer to any Person which controls, is controlled by, or is under common control with, or is otherwise substantially affiliated with, such Bank).

          2.39 Amendment to Section 8.10(b). Section 8.10(b) shall be amended by deleting the second sentence thereof.

          2.40 Amendment to Section 8.25. Section 8.25 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          SECTION 8.25. WAIVER OF JURY TRIAL. THE BORROWER HEREBY WAIVES TRIAL BY JURY, AND ALL RIGHTS OF SETOFF, IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR

     DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE BORROWER AND THE BANKS OR THE AGENT. THE BORROWER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN ANY BANK AND THE BORROWER.

          2.41 Amendment to Section 8.26. Section 8.26 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          SECTION 8.26   Commitments.  The Revolving Credit
     Commitment and the Total Commitment of each Bank shall be as set forth below:

                   Bank           Revolving        Bank's
                                    Credit          Total
                                  Commitment     Commitment
            KeyBank National
            Association           $28,000,000    $28,000,000

            National City Bank    $16,310,000    $16,310,000

            NBD Bank              $14,860,000    $14,860,000

            Star Bank National
            Association           $10,830,000    $10,830,000

              Total of
            Commitments           ___________    ___________
                                  $70,000,000    $70,000,000

          SECTION 3. WAIVER OF CERTAIN NON-COMPLIANCE

          The Borrower's non-compliance with Section 5.02(d) by reason of the merger of Seaway Food Service, Inc. into the Borrower is hereby waived.

          SECTION 4. REPRESENTATIONS AND WARRANTIES.

          The Borrower hereby represents and warrants to the Banks and the Agent as follows:

          4.1 The Amendment. This Amendment has been duly and validly executed by an authorized executive officer of the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms. The Credit Agreement, as amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms. The Borrower hereby ratifies and confirms the Credit Agreement as amended by this Amendment.

          4.2 Nonwaiver. The execution, delivery, performance and effectiveness of this Amendment shall not operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of the Banks or the Agent under the Credit Agreement, nor (ii) of any term, provision, representation, warranty or covenant contained in the Credit Agreement or any other documentation executed in connection therewith. Further, except as stated in Section 3 of this Amendment, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Default or Event of Default under the Credit Agreement as amended by this Amendment.

          4.3 Reference to and Effect on the Credit Agreement. Upon the Effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Credit Agreement, as amended by the First Amendment, the Second Amendment and this Amendment and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by the First Amendment, the Second Amendment and this Amendment.

        SECTION 5. CONDITIONS PRECEDENT TO EFFECTIVENESS
                    OF THIS AMENDMENT NO. 3.

          In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Amendment is subject to the following conditions precedent:

          5.1 The Amendment. The Banks and the Agent shall have received this Amendment No. 3 to Amended and Restated Credit
Agreement, executed and delivered by a duly authorized officer of the Borrower.

          5.2 Repayment of the Term Loan. The Borrower shall have repaid the Term Loan with respect to each Bank.

          5.3 Revolving Credit Notes. Each of the Banks shall have received a Revolving Credit Note, appropriately completed to reflect the amount of such Bank's Revolving Credit Commitment, executed and delivered by an Authorized officer of the Borrower.

          5.4  Swingline Note.  The Agent shall have received the
Swingline Note, in the form of Attachment 1 to this Amendment, executed and delivered by an Authorized officer of the Borrower.

          5.5 Other Amendments. The Banks and the Agent shall have received each of (i) Amendment No. 5 to Amended and Restated Guaranty Agreement, executed and delivered by a duly authorized officer of Riser, (ii) Amendment No. 4 to Credit Agreement in respect of the Rini-Rego Agreement, executed and delivered by a duly authorized officer of Rini-Rego, and (iii) the amendments to the Security Agreements, each executed by a duly authorized officer of the company which is a party thereto and all of the conditions precedent to such Amendment shall have been satisfied.

          5.6  Acknowledgement of Guarantors.  The Banks and the
Agent shall have received the Acknowledgement of Guarantors attached to this Amendment, executed and delivered by a duly authorized officer of each of the Guarantors of the indebtedness of the Borrower to the Banks and the Agent.

          5.7 Borrower's Certificate. The Banks and the Agent shall have received a certificate, in form and substance satisfactory to the Agent, executed for and on behalf of the Borrower by either the President or Vice President of the Borrower and by either the Secretary or Assistant Secretary of the Borrower (one of which certifying officers shall not be a signatory of this Amendment) and dated as of the date of this Amendment, certifying
(i) the Director's Resolutions of the Borrower authorizing this Amendment, and each document or other instrument executed in connection with the Amendment, (ii) the names and signatures of the officers signing this Amendment on behalf of the Borrower, and
(iii) compliance by the Borrower with all representations, warranties, covenants and conditions under the Credit Agreement as amended by this Amendment.

          5.8 Other Documents. The Banks and the Agent shall have received each additional document, instrument or piece of information reasonably requested by the Agent, including, without limitation, any financing statements as may be necessary to continue the perfection of the security interests created by the Security Agreements.

                    SECTION 6. MISCELLANEOUS.

          6.1 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

          6.2 Severability. In the event any provision of this Amendment should be invalid, the validity of the other provisions hereof and of the Credit Agreement shall not be affected thereby.

          6.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute but one and the same agreement.

          6.4 Confirmatory Grant. In connection with the completed merger of Seaway Food Service, Inc. with the Borrower, and in order to confirm the security interest of the Agent for the ratable benefit of the Banks pursuant to that certain Security Agreement executed by the Borrower in favor of the Agent for the ratable benefit of the Banks, the Borrower hereby assigns and pledges to the Agent for its benefit and the ratable benefit of the Banks, and hereby grants to the Agent for its benefit and the ratable benefit of the Banks a security interest in, all of the right, title and interest of the Borrower in and to the Collateral
(as defined in said Security Agreement), whether now owned or hereafter acquired.

          IN WITNESS WHEREOF, the Borrower has caused this Amendment No. 3 to Amended and Restated Credit Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.


                          AMERICAN SEAWAY FOODS, INC.
                          (formerly known as Heritage
                          Wholesalers, Inc. and
                          successor by merger to
                          Seaway Food Service, Inc.)


                          By:
                          Title:

ACCEPTED AND AGREED as of
the date and year first above written by:


KEYBANK NATIONAL ASSOCIATION, as a
Bank and as Agent



By:
Title:


NATIONAL CITY BANK,
as a Bank



By:
Title:


NBD BANK, as a Bank



By:
Title:


STAR BANK NATIONAL ASSOCIATION, as a Bank



By:
Title:

                  ACKNOWLEDGEMENT OF GUARANTORS

          Each of the undersigned, RISER FOODS, INC., FISHER PROPERTIES, INC., and RINI-REGO SUPERMARKETS, INC. (formerly known as Fisher Foods, Inc.), each of which being a guarantor of indebtedness of the Borrower to the Banks and the Agent, hereby acknowledges and agrees to the terms of the foregoing Amendment No. 3 to Amended and Restated Credit Agreement. Each of the undersigned represents and warrants to the Banks and the Agent that the respective Amended and Restated Guaranty Agreements (as amended), executed and delivered by each of the undersigned, each dated as of May 27, 1993, remain the valid and binding obligations of each of the undersigned, respectively, enforceable against it in accordance with their terms.


                           RISER FOODS, INC.



                           By:
                           Title:



                           RINI-REGO SUPERMARKETS, INC.
                           (formerly known as Fisher Foods, Inc.)



                           By:
                           Title:


                           FISHER PROPERTIES, INC.



                           By:
                           Title:


Executed:  January 8, 1997